UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2024

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 15, 2024, Velo3D, Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) with respect to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Quarterly Report”) with the Securities and Exchange Commission (the “SEC”). In the Form 12b-25, the Company disclosed the following information regarding the results of operations and financial condition of the Company:

Management expects a significant reduction in revenue for the three and nine months ended September 30, 2024 as compared to the corresponding period for the last fiscal year. To a lesser extent, management also expects a reduction in operating costs for the three and nine months ended September 30, 2024 as compared to the corresponding period for the last fiscal year. The anticipated reduction in revenue is primarily a result of the lack of customer orders stemming from the lack of clarity on the Company’s strategic review outcome, which is still on-going. The reduction in operating costs is a result of on-going cost discipline measures including, but not limited to, reductions in force. Due to delays in finalizing certain financial and other related data in the Quarterly Report, primarily due to (i) a lack of staff on the Company’s accounting team, (ii) a lack of financial resources available to the Company, which have impacted the Company’s ability to, among other things, finalize the Company’s financial statements and footnotes thereto in a timely manner, and (iii) the Company’s on-going evaluation of its ability to meet its financial obligations and continue as a going concern, for which the Company has concluded it has substantial doubt, the Company is unable to provide a reasonable estimate of its results of operations for the third quarter ended September 30, 2024 or the anticipated changes from corresponding prior period results.

The information furnished with this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the Company’s expectations regarding its results of operations, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 3, 2024, and its subsequent Quarterly Reports on Form 10-Q. Any of these risks and uncertainties could materially and adversely affect the Company’s business, financial condition and results of operations, which could, in turn, have a significant and adverse impact on the price of the Company’s securities. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: November 15, 2024	By:	/s/ Bradley Kreger
Bradley Kreger
Chief Executive Officer